UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2007

ENDEAVOR URANIUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141059	72-1619357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

(Address of Principal Executive Offices/Zip Code)
Denver Place
999 18th Street, Suite 3000
Denver, CO 80202

(303) 357-4877
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On or about November 26, 2007, the Registrant completed the transactions set forth in (a) and (b).

(a)

The Registrant entered into an Agreement with Leongatha Management, Inc. (“Leongatha”), wherein Registrant received the right to acquire leases to ten groups of unpatented mining claims (“Ten Groups”) located in Colorado.

By way of background, Leongatha had received an assignment of said right from an independent third party (“INDCO”). INDCO in turn had paid $547,345.25 to Kee Nez Resources LLC and Mayan Minerals, Ltd. (collectively “Mayan”) in May of 2007 for said rights.

The Registrant agreed to issue an aggregate of 10,000,000 shares of its common stock (5,725,000 shares to Leongatha and the balance to Mayan) in consideration for Leongatha’s agreement. For each lease entered into by the Registrant, a cash payment of $25,000 or $50,000, varying upon the one of two types of claim groups, will be due to Mayan and on the anniversary date of each such lease, a payment will be due from Registrant to Mayan as follows:

ANNIVERSARY	TYPE 1	TYPE 2

1st	$50,000	$100,000
2nd	$100,000	$100,000
3rd	$100,000	$200,000
4th and thereafter*	$100,000	$200,000

*Until the commencement of production from the claims in the group.

The Registrant may make up to 75% of the above payments in shares of its common stock with the number of shares to be calculated on the basis of what would be the discounted Market Price on the TSX Venture Exchange if the shares were traded on that Exchange (the “Formula”).

(b)

The Registrant also received a second assignment from Leongatha.

By way of background, Mayan had entered into an Agreement of Sale with two individuals and their spouses to purchase 12 non-patented mineral claims in Colorado the (“Skidmore Property,” aka ”Baboon Basin”) for a purchase price of $3,000,000, with $100,000 down and $2,900,000 due on or before January 6, 2008. On July 30, 2007, Mayan assigned its rights to INDCO with the same primary purchase price with the proviso that if Mayan received notice before December 31, 2007 that the purchase would be completed, INDCO would pay the $100,000 down payment made by Mayan plus an additional $300,000 to Mayan. If such notice is not given, the agreement is cancelled.

INDCO assigned its rights to Leongatha in consideration of Leongatha accepting INDCO’s obligations to Mayan and Leongatha assigning those rights to Registrant in consideration of (a) the immediate reimbursement of the $100,000 down payment and 4,000,000 shares of common stock, and (b) upon Registrant giving notice to purchase the Skidmore Property, the sum of $1,000,000, along with the $2,900,000 balance of the purchase price and the $300,000 due to Mayan.

(c)

On November 16, 2007 (effective as of November 9, 2007), Mayan and the Registrant entered into a Mining Lease with respect to unpatented mining claims in Colorado and Utah for an initial period of 5 years with a potential for a “Development and Mining Period” extension of ten years. Rental payments are as follows:

a)	$375,000 on execution of the lease;

b)	$750,000 on November 9, 2008;

c)	$1,000,000 on November 9, 2009; and

d)	$1,500,000 on November 9, 2010, if production has not commenced and the same amount annually until commencement of production.

For all payments, except the initial $375,000 payment, Registrant may make payment of 75% of the amount due in shares of Registrant’s common stock calculated by the Formula. In the event Endeavor sells or consumes any ores, concentrates, minerals or other products removed from the subject claims, it will be required to make royalty payments to Mayan.

There can be no assurance that the Registrant will be able to secure adequate financing to lease and/or purchase, as the case may be, the respective properties on commercially reasonable terms to the Company or at all. Additionally, even if such financing is secured, there can be no assurance that any commercially viable minerals will be extracted or, if extracted, will be of sufficient magnitude to allow the Registrant to derive a profit. Similarly, there can be no assurance that the Registrant will not sustain substantial losses in these endeavors.

Additionally, on or about November 16, 2007, the Registrant sold 325,000 shares of its common stock for an aggregate of $325,000 to Leongatha.

All of the foregoing issuances of the Registrant’s common stock are believed to be exempt from Registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and/or Regulation S promulgated under the Act. All of the above recipients of the shares of Registrant’s common stock represented that they were acquiring the shares for investment purposes only and the shares bear a restrictive legend prohibiting their transfer except in compliance with the Act and Registrant has directed its transfer agent to impose “stop transfer” instructions on its records for said shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit Description
99.1	Agreement by and between Leongatha Management, Inc. and Registrant, regarding Ten Groups of Mining Claims*
99.2	Agreement by and between Leongatha Management, Inc. and Registrant, regarding the Skidmore Property Claims*
99.3	Mining Lease among Kee Nez Resources, LLC, Mayan Minerals Ltd. and Registrant*

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR URANIUM, INC..

Date: November 26, 2007	By:	/s/ Marvin Mitchell
Marvin Mitchell
Interim CEO, Vice President of Exploration